EXHIBIT 10.190

LAURUS MASTER FUND, LTD.
VALENS U.S. SPV I, LLC
VALENS OFFSHORE SPV II, CORP.
c/o Laurus Capital Management, LLC
335 Madison Avenue
New York, New York 10017

February 25, 2008

Verso Technologies, Inc.
400 Galleria Parkway, Suite 200
Atlanta, Georgia 30303
Attention:  Chief Financial Officer

Re:	Letter Agreement

Ladies and Gentlemen:

Reference is made to (a) the Security Agreement dated as of September 20, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”) by and among Verso Technologies, Inc., a Minnesota corporation (the “Company”), certain Eligible Subsidiaries (as defined in the Security Agreement), Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (as partial assignee of Laurus, “Valens US”), and Valens Offshore SPV II, Corp. (as partial assignee of Laurus, “Valens Offshore”; and together with Laurus and Valens US, collectively, the “Creditor Parties”), (b) the Subordination Agreement dated as of September 20, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Subordination Agreement”) by and among Clarent Corporation (“Clarent”), and Creditor Parties, and (c) each of the other Ancillary Agreements (as defined in the Security Agreement) (each of the foregoing, a “Document” and, collectively, the “Documents”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement.

The Company has requested that Creditor Parties consent to the amendments set forth in the First Amendment dated as of February 12, 2003, in substantially the form annexed hereto as Exhibit A (the “First Amendment”), to the (a) Loan and Security Agreement by and among the Company and Clarent (the “Loan Agreement”), and (b) the Secured Subordinated Promissory Note in the original principal amount of $3,000,000 (plus capitalized interest) made by the Company in favor of Clarent (the “Note”), each dated February 3, 2003, and Creditor Parties are willing to do so on the terms and conditions hereinafter set forth.

Notwithstanding anything to the contrary contained in the Subordination Agreement or the Security Agreement and subject to the proviso set forth in this paragraph, Creditor Parties hereby consent to (a) the Initial Extended Maturity Date (as defined in the First Amendment) of March 3, 2008, (b) the Company’s payment to Clarent of the Capitalized Interest Payment (as defined in the First Amendment) in an amount not to exceed Seven Hundred Twenty-Eight Thousand Five Hundred Fifty-Seven Dollars and Ninety-Three Cents ($728,557.93) in the aggregate, so long as (i) such payment shall not be made later than March 3, 2008 and (ii) the funds utilized by the Company to make such payment shall be generated solely from cash proceeds received by the Company from the sale of the Company’s equity securities, as evidenced by such supporting documentation as shall be required by Creditor Parties, (c) the interest rate modifications to the Note set forth in Section 1(b) of the First Amendment, and (d) the payment by the Company to Clarent of the amendment fee set forth in Section 2 of the First Amendment, provided, that, the foregoing consents are conditioned upon the satisfaction in form and substance satisfactory to Creditor Parties in all respects of each of the following conditions:  (A) as respects payments under the foregoing clause “(b),” at the time of such payment no Event of Default shall have occurred and then be continuing, (B) receipt by each applicable Creditor Party, in form and substance satisfactory to Creditor Parties, of (I) an original stock certificate naming Laurus as the certificate holder evidencing 1,724,259 shares of the Company’s Common Stock (the “Laurus Shares”), (II) an original stock certificate naming Valens US as the certificate holder evidencing 102,024 shares of the Company’s Common Stock (the “Valens US Shares”), and (III) an original stock certificate naming Valens Offshore as the certificate holder evidencing 173,717 shares of the Company’s Common Stock (the “Valens Offshore Shares” together with the Laurus Shares and the Valens US Shares, collectively, the “Closing Shares”), and (C) receipt by Creditor Parties, in form and substance satisfactory to Creditor Parties, of (I) a fully executed Registration Rights Agreement dated as of the date hereof between Laurus and the Company (the (“Laurus Registration Rights Agreement”), (II) a fully executed Registration Rights Agreement dated as of the date hereof between Valens US and the Company (the (“Valens US Registration Rights Agreement”), and (III) a fully executed Registration Rights Agreement dated as of the date hereof between Valens Offshore and the Company (the (“Valens Offshore Registration Rights Agreement”; and together with the Laurus Registration Rights Agreement and the Valens US Registration Rights Agreement, collectively, the “Registration Rights Agreements”).

Notwithstanding any other document, instrument or agreement (whether written or oral) between any Creditor Party and the Company, the Company acknowledges and agrees that any and all proceeds received by the Company from the sale or other disposition of any and all intellectual property rights of the Company shall be remitted by the Company to Creditor Parties for application to the Obligations (as defined in the Security Agreement) in such order and manner as Creditor Parties shall elect and until so remitted shall be held by the Company in trust for the Creditor Parties.  Nothing contained herein shall be deemed an implied consent by any Creditor Party to any such sale or other disposition otherwise prohibited by the terms of the Security Agreement or any other Ancillary Agreement.

Company hereby represents and warrants to each Creditor Party that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) it has the corporate power and authority to own and operate its properties and assets and to execute and deliver this letter agreement and all agreements, documents and instruments to be executed in connection herewith and to issue the Closing Shares, (iii) neither the issuance of the Closing Shares nor the consummation of any transaction contemplated hereby or thereby will result in a change in the price or number of any securities of the Company outstanding under anti-dilution or other similar provisions contained in or affecting any such securities, (iv) all issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, (v) the rights, preferences, privileges and restrictions of the shares of the Company’s Common Stock are as stated in the Company’s articles of incorporation as amended through the date hereof, (vi) the Closing Shares have been duly and validly reserved for issuance and when issued will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, (vii) the issuance of the Closing Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with, (viii) its execution, delivery and performance of and compliance with this letter agreement and the issuance of the Closing Shares pursuant hereto will not, with or without the passage of time or giving of notice, result in any material violation, or be in conflict with or constitute a default under any term or provision of any agreement to which it or any of its properties are bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of its properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal of any of its permits, licenses, authorizations or approvals applicable to the Company, its business or operations or any of its assets or properties, (ix) the Company’s obligation to issue the Closing Shares pursuant hereto is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company and (x) all issued and outstanding shares of the Company’s capital stock shall be issued in compliance with all applicable state and federal laws concerning the issuance of securities.

Each Creditor Party acknowledges that this letter agreement shall constitute an Ancillary Agreement (as defined in the Security Agreement) and the certificate representing the Closing Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION.”

Except as specifically amended herein, the Security Agreement, the Subordination Agreement and the other Ancillary Agreements (as defined in the Security Agreement) shall remain in full force and effect, and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of any Creditor Party, nor constitute a waiver of any provision of the Security Agreements, the Subordination Agreement and the other Ancillary Agreements.  This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission or other electronic transmission shall be deemed to be an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:	/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC
Its:	Investment Manager

By:	/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC
Its:	Investment Manager

By:	/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

The foregoing is hereby accepted and agreed to
as of the date set forth above:

VERSO TECHNOLOGIES, INC.

By:	/s/ Martin D. Kidder
Name: Martin D. Kidder
Title: CFO